UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2013

Great Lakes Dredge & Dock Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-33225	20-5336063
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2122 York Road

Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 574-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers and Other Events.

On December 6, 2013, Great Lakes Dredge & Dock Corporation (the “Company”) appointed Kyle Johnson, 52, as Chief Operating Officer (“COO”) of the Company, effective immediately. Mr. Johnson will continue to assist the President of Dredging Operations with the Company’s dredging management and will assume additional operating responsibility for the inland rivers & lakes dredging division, the demolition and remediation divisions, and certain corporate supporting operations. He will remain a member of the Company’s senior leadership team and report to Jonathan Berger, the Company’s CEO.

Prior to his promotion to COO, Mr. Johnson has served as Senior Vice President of Operations since 2010. He joined the Company in 1983 as a Mechanical Engineer and has since held positions of increasing responsibility in domestic and international engineering and operations, including Area Engineer, Special Projects Manager, and Chief Contract Manager.

No determinations have yet been made regarding any changes to Mr. Johnson’s compensation as a result of his promotion to COO.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT LAKES DREDGE & DOCK CORPORATION

/s/ Jonathan W. Berger
Date: December 12, 2013	Jonathan W. Berger
Chief Executive Officer

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